                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 OFFICEMAX, INC.


         Michael Feuer, Chairman of the Board of Directors, and Ross H. Pollock, Secretary, of OfficeMax, Inc., an Ohio corporation (the "Corporation"), do hereby certify that at a meeting of the Board of Directors of the Corporation held on March 17, 2000, the following resolutions to amend the Second Amended and Restated Articles of Incorporation, as amended, of the Corporation were adopted pursuant to the authority granted by Section 1701.70(B)(1) of the Ohio Revised Code:

         RESOLVED, that the Second Amended and Restated Articles of Incorporation, as amended, of the Corporation be, and they hereby are, amended by adding at the end of Division A of Article Fourth a new Section 7 that reads as follows:

         SECTION 7. SERIES A PARTICIPATING CUMULATIVE SERIAL PREFERRED SHARES.
                    ---------------------------------------------------------

         (a) DESIGNATION AND AMOUNT. Of the 100,000,000 authorized Serial Preferred Shares, 1,500,000 are designated as a series designated as "Series A Participating Cumulative Serial Preferred Shares" (the "Series A Preferred Shares"). The Series A Preferred Shares have the express terms set forth in this Division as being applicable to all Serial Preferred Shares as a class and, in addition, the following express terms applicable to all Series A Preferred Shares as a series of Serial Preferred Shares. The number of Series A Preferred Shares may be increased (subject to paragraph (i) of this Section 7) or decreased by resolution of the Board of Directors and by the filing of a certificate of amendment pursuant to the provisions of the General Corporation Law of the State of Ohio stating that such increase or reduction has been so authorized; however, no decrease shall reduce the number of Series A Preferred Shares then outstanding plus the number of Series A Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         (b) DIVIDENDS OR DISTRIBUTIONS. (1) Subject to the rights of the holders of shares of any other class of capital stock of the Corporation ranking prior to the Series A Preferred Shares with respect to dividends, the holders of the Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (A) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or a fraction of a Series A Preferred Share, in the amount of $0.05 per whole

Series A Preferred Share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Shares pursuant to the following clause (B) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share or fraction of a Series A Preferred Share (the total of which shall not, in any event, be less than zero) and (B) dividends payable in cash on the payment date for each cash dividend declared on the Common Shares in an amount per Whole Series A Preferred Share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each Common Share. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Shares payable in assets, securities or other forms of noncash consideration (other than dividends or distributions payable solely in Common Shares), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole Series A Preferred Share a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each Common Share. As used herein, the "Formula Number" shall be 1,000; PROVIDED, HOWEVER, that, if at any time after March 17, 2000, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or make any distribution on the Common Shares in Common Shares, (ii) subdivide (by a stock split or otherwise) the outstanding Common Shares into a larger number of Common Shares or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of Common Shares that are outstanding immediately after such event and the denominator of which is the number of Common Shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and PROVIDED FURTHER that, if at any time after March 17, 2000, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding Common Shares, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each Series A Preferred Share continues to be the economic equivalent of a Formula Number of Common Shares prior to such merger, reclassification or change.

         (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in subparagraph (b)(1) immediately prior to or at the same time it declares a dividend or distribution on the Common Shares (other than a dividend or distribution payable solely in Common Shares); PROVIDED, HOWEVER, that, in the event no dividend or distribution (other than a dividend or distribution payable solely in Common Shares) shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.05 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive a dividend or distribution declared thereon,

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which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Shares.

         (3) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such Series A Preferred Shares; PROVIDED, HOWEVER, that dividends on such shares which are originally issued after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on Series A Preferred Shares which are originally issued prior to the record date for the determination of holders of Series A Preferred shares entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         (4) So long as any Series A Preferred Shares are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Shares unless, in each case, the dividend required by this paragraph (b) of this Section 7 to be declared on the Series A Preferred Shares shall have been declared.

         (5) The holders of the Series A Preferred Shares shall not be entitled to receive any dividends or other distributions except as provided herein.

         (c) VOTING RIGHTS. (1) The holders of Series A Preferred Shares shall have the voting rights set forth in Article Fourth, Division A, Section 5 of these Articles.

         (2) Except as provided in Article Fourth, Division A, Section 5 of these Articles, in paragraph (i) of this Section 7 or by applicable law, holders of Series A Preferred Shares shall have no voting rights and their consent shall not be required for authorizing or taking any corporate action.

         (d) LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1,000 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Shares

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or (2) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         (e) CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other shares or securities, cash or any other property, then in any such case the then outstanding Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of shares, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed. In the event both this paragraph (e) of this Section 7 and paragraph (b) of this
Section 7 appear to apply to a transaction, this paragraph (e) of this Section 7 will control.

         (f) NO REDEMPTION; NO SINKING FUND. (1) The Series A Preferred Shares shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Shares; PROVIDED, HOWEVER, that, subject to Article Fourth, Division A the Corporation may purchase or otherwise acquire outstanding Series A Preferred Shares in the open market or by offer to any holder or holders of Series A Preferred Shares.

         (2) The Series A Preferred Shares shall not be subject to or entitled to the operation of a retirement or sinking fund.

         (g) FRACTIONAL SHARES. The Series A Preferred Shares shall be issuable in whole shares or in any fraction of a share that is one one-thousandth of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares. In lieu of fractional shares, the Corporation, prior to the first issuance of a Series A Preferred Share or a fraction of a Series A Preferred Share, may elect (1) to make a cash payment for fractions of a share other than one one-thousandths of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a Series A Preferred Share pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; PROVIDED, HOWEVER, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Shares.

         (h) REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Serial Preferred Shares, without

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designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of these Articles.

         (i) ADDITIONAL SERIAL PREFERRED SHARES. If any Series A Preferred Shares are outstanding, the Corporation shall not, with the purpose or effect of diluting the voting power of the outstanding Series A Preferred Shares, increase the number of authorized Series A Preferred Shares (except as may be required by the Rights Agreement dated as of March 17, 2000 between the Corporation and First Chicago Trust Company of New York, as Rights Agent) or issue shares of any other series of the Serial Preferred Shares without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares.

         (j) SEVERABILITY. If any term or other provisions of this Section 7 is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Section 7 shall nevertheless remain in full force and effect.

         RESOLVED FURTHER, that, any officer of the Corporation is hereby authorized to sign and file with the Secretary of State of the State of Ohio one or more certificates in the form required by Section 1701.73(A) of the General Corporation Law of the State of Ohio setting forth a copy of these resolutions.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Amendment on this 17th day of March, 2000.

                                      MICHAEL FEUER,


                                       /s/ Michael Feuer
                                      ------------------------------------------
                                      Title:  Chairman of the Board of Directors

                                      ROSS H. POLLOCK,


                                       /s/ Ross H. Pollock
                                      ------------------------------------------
                                      Title:  Secretary

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                                   CERTIFICATE
                                       OF
              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 OFFICEMAX, INC.

         The undersigned, Edward Cornell and Todd M. DuChene, the duly elected and acting Executive Vice President and Assistant Secretary, respectively, of OfficeMax, Inc., an Ohio corporation (the "Company"), hereby certify that the following resolution was adopted by the unanimous written consent of shareholders of the Company on October 31, 1994:

                           RESOLVED, that the Second Amended and Restated
                  Articles of Incorporation set forth on the attached Exhibit A be, and they hereby are, approved and adopted as the amended articles of the Company pursuant to Section 1701.72 of the Ohio Revised Code, superseding in all respects the Amended and Restated Articles of Incorporation of the Company.

         IN WITNESS WHEREOF, Edward Cornell, Executive Vice President, and Todd
M. DuChene, Assistant Secretary, of the Company, have hereunto subscribed their names this 31st day of October, 1994.



                                       /s/ Edward Cornell
                                       -----------------------------------------
                                       Edward Cornell, Executive Vice President



                                       /s/ Todd M. DuChene
                                       -----------------------------------------
                                       Todd M. DuChene, Assistant Secretary

                                    Exhibit A

                           SECOND AMENDED AND RESTATED
                           ---------------------------

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF

                                 OFFICEMAX. INC.
                                 ---------------

                  FIRST: The name of the Corporation shall be "OfficeMax, Inc."

                  SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is in the city of Shaker Heights, Cuyahoga County.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and any amendments heretofore or hereafter made thereto.

                  FOURTH: The authorized number of shares of the Corporation is 310,000,000 consisting of 200,000,000 Common Shares, without par value (hereinafter referred to as "Common Shares"), 100,000,000 Serial Preferred Shares, without par value (hereinafter referred to as "Serial Preferred Shares"), and 10,000,000 Voting Preference Shares, without par value (hereinafter refered to as "Voting Preference Shares").

                                   DIVISION A

         The Serial Preferred Shares shall have the following express terms:

         SECTION 1. SERIES. The Serial Preferred Shares may be issued from time to time in one or more series. All Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. All Serial Preferred Shares shall rank on a parity with and be identical to all Voting Preference Shares except in respect of (i) the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), both inclusive, of this Section and (ii) the voting rights and provisions for consents relating to Serial Preferred Shares as fixed and determined by Section 5 of this Division. Subject to the provisions of Sections 2 through 6, both inclusive, of this Division, which provisions shall apply to all Serial Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

                  (a) The designation of the series, which may be by distinguishing number letter or title;

                  (b) The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                  (c) The dividend rate or rates of the series, including the means by which any such rate may be established;

                  (d) The date or dates from which dividends shall accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which any such date or period may be established;

                  (e) The redemption rights and redemption price or prices, if any, for shares of the series;

                  (f) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

                  (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (h) Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

                  (i) Restrictions (in addition to those set forth in Subsection 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

         The Board of Directors is authorized to adopt from time to time amendments to the Second Amended and Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through
(i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

         SECTION 2.  DIVIDENDS.

                  (a) The holders of Serial Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Serial Preferred Shares, shall be entitled to receive out of any funds legally available for the payment of dividends on Serial Preferred Shares and Voting Preference Shares, when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series.

         No dividends shall be paid upon or declared or set apart for any series of Serial Preferred Shares for any dividend period unless at the same time (1) a like proportionate dividend payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective annual dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend and (2) a like proportionate dividend payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Voting Preference Shares of all series then issued and outstanding and entitled to receive such dividend.

                  (b) So long as any Serial Preferred Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to Serial Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to Serial Preferred Shares, nor shall any Common Shares or any other shares ranking junior to Serial Preferred Shares be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Shares or other shares of the Corporation ranking junior to Serial Preferred Shares received by the Corporation subsequent to the date of first issuance of Serial Preferred Shares of any series, unless:

                           (1) All accrued and unpaid dividends on Serial
                  Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                           (2) There shall be no arrearage with respect to the
                  redemption of Serial Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

         SECTION 3.  REDEMPTION.

                  (a) Subject to the express terms of each series and the provisions of Subsection 5(c)(3) of this Division, the Corporation:

                           (1) May, from time to time at the option of the Board
                  of Directors, redeem all or any part of any redeemable series of Serial Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

                           (2) Shall, from time to time, make such redemptions
                  of each series of Serial Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption prices fixed in accordance with the provisions of
                  Section 1 of this Division;

         and shall in the case of any such redemption pay all accrued and unpaid dividends to the redemption date.

                  (b) (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of Serial Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Serial Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of Serial Preferred Shares so to be redeemed amounts equal to the redemption price of Serial Preferred Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. If less than all of the outstanding Serial Preferred Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

                           (2) If the holders of Serial Preferred Shares which
                  have been called for redemption shall not within five years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

                  (c) Any Serial Preferred Shares which are (1) redeemed by the Corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Serial Preferred Shares without serial designation.

         SECTION 4.  LIQUIDATION.

                  (a) (1) If any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Serial Preferred Shares of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of Common Shares or any other shares ranking junior to Serial Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. If the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Serial Preferred Shares and Voting Preference Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Serial Preferred Shares and Voting Preference Shares in proportion to the full preferential amount to which each such share is entitled.

                           (2) After payment to the holders of Serial Preferred
                  Shares of the full preferential amounts as aforesaid, the holders of Serial Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) The merger or consolidation of the Corporation into or with any other corporation or entity, the merger of any other corporation or entity into the Corporation, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

         SECTION 5.  VOTING.

                  (a) The holders of Serial Preferred Shares shall have no voting rights, except as provided in this Section or required by law.

                  (b) (1) If, and so often as, the Corporation shall be in default in the payment of the equivalent of the full dividends on any series of Serial Preferred Shares at the time outstanding, whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of Serial Preferred Shares of all series, voting together as one separate class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the outstanding Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights on another default of the type specified in this paragraph.

                           (2) In the event of default entitling the holders of
                  Serial Preferred Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 120 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Shares; provided further, however, that if that annual meeting is not so held within such 120 day period, a special meeting shall be called as soon as is practicable after the Corporation becomes aware that such annual meeting will not be so held. At any meeting at which the holders of Serial Preferred Shares shall be entitled to elect directors, the holders of 50% of Serial Preferred Shares of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Shares are entitled to elect as herein provided. Notwithstanding any provision of these Second Amended and Restated Articles of Incorporation or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by the holders of Serial Preferred Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of or classifications of directors of the Corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by the holders of Serial Preferred Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

                           (3) The terms of office of all directors then in
                  office elected by holders of Serial Preferred Shares as provided in this Subsection shall terminate immediately upon the expiration of the term of office during which occurs any divesting of the special class voting rights of these holders. If the office of any director elected by such holders becomes vacant by reason of death, resignation, removal from office or otherwise, the holders of a majority of Serial Preferred Shares of all series at the time outstanding, present in person or by proxy at a special meeting of shareholders called and held in accordance with Subsection (2) above, shall elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                  (c) The affirmative vote of the holders of at least two-thirds of Serial Preferred Shares at the time outstanding, voting together as one separate class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote):

                           (1) Any amendment, alteration or repeal, whether by
                  merger, consolidation or otherwise, of any of the provisions of the Second Amended and Restated Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely the preferences or voting or other rights of the holders of Serial Preferred Shares; provided, however, neither the amendment of the Second Amended and Restated Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Serial Preferred Shares or of any shares ranking on a parity with or junior to Serial Preferred Shares nor the amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Serial Preferred Shares at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the number of shares at the time outstanding of the series so affected shall be required;

                           (2) The authorization, creation or increase in the
                  authorized number of shares, or of any security convertible into shares, in either case ranking prior to the Serial Preferred Shares; or

                           (3) The purchase or redemption (for sinking fund
                  purposes or otherwise) of less than all Serial Preferred Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Shares, unless all dividends on all Serial Preferred Shares and then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

         SECTION 6.  DEFINITIONS. For the purposes of this Division:

                  (a) Whenever reference is made to shares "ranking prior to Serial Preferred Shares," such reference shall mean all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over the rights of the holders of Serial Preferred Shares;

                  (b) Whenever reference is made to shares "on a parity with Serial Preferred Shares," such reference shall mean all Voting Preference Shares and all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares; and

                  (c) Whenever reference is made to shares "ranking junior to Serial Preferred Shares," such reference shall mean all shares of the Corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" Serial Preferred Shares.

                                   DIVISION B

         The Voting Preference Shares shall have the following express terms:

         SECTION 1. SERIES 1. The Voting Preference Shares may be issued from time to time in one or more series. All Voting Preference Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. All Voting Preference Shares shall rank on a parity with and be identical to all Serial Preferred Shares except in respect of (i) the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), both inclusive, of this Section and (ii) the voting rights and provisions for consents relating to Voting Preference Shares as fixed and determined by Section 5 of this Division. Subject to the provisions of Sections 2 through 6, both inclusive, of this Division, which provisions shall apply to all Voting Preference Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

                  (a) The designation of the series, which may be by distinguishing number, letter or title;

                  (b) The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                  (c) The dividend rate or rates of the series, including the means by which any such rate may be established;

                  (d) The date or dates from which dividends shall accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which any such date or period may be established;

                  (e) The redemption rights and redemption price or prices, if any, for shares of the series;

                  (f) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

                  (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (h) Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

                  (i) Restrictions (in addition to those set forth in Subsection 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

         The Board of Directors is authorized to adopt from time to time amendments to the Second Amended and Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through
(i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

         SECTION 2.  DIVIDENDS.

                  (a) The holders of Voting Preference Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to Voting Preference Shares, shall be entitled to receive out of any funds legally available for the payment of dividends on Voting Preference Shares and Serial Preferred Shares, when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of
         Section 1 of this Division and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of Voting Preference Shares for any dividend period unless at the same time (1) a like proportionate dividend payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Voting Preference Shares of all series then issued and outstanding and entitled to receive such dividend and (2) a like proportionate dividend payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

                  (b) So long as any Voting Preference Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to Voting Preference Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to Voting Preference Shares, nor shall any Common Shares or any other shares ranking junior to Voting Preference Shares be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Shares or other shares of the Corporation ranking junior to Voting Preference Shares received by the Corporation subsequent to the date of first issuance of Voting Preference Shares of any series, unless:

                           (1) All accrued and unpaid dividends on Voting
                  Preference Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                           (2) There shall be no arrearage with respect to the
                  redemption of Voting Preference Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

         SECTION 3.  REDEMPTION.

                  (a) Subject to the express terms of each series and to the provisions of Subsection 5(c)(6) of this Division, the Corporation:

                           (1) May, from time to time at the option of the Board
                  of Directors, redeem all or any part of any redeemable series of Voting Preference Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

                           (2) Shall, from time to time, make such redemptions
                  of each series of Voting Preference Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption prices fixed in accordance with the provisions of
                  Section 1 of this Division;

         and shall in the case of any such redemption pay all accrued and unpaid dividends to the redemption date.

                  (b) (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of Voting Preference Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to
         Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Voting Preference Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of Voting Preference Shares so to be redeemed amounts equal to the redemption price of Voting Preference Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. If less than all of the outstanding Voting Preference Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

                           (2) If the holders of Voting Preference Shares which
                  have been called for redemption shall not within five years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

                  (c) Any Voting Preference Shares which are (1) redeemed by the Corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Voting Preference Shares without serial designation.

         SECTION 4.  LIQUIDATION.

                  (a) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Voting Preference Shares of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common

                  Shares or any other shares ranking junior to Voting Preference Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. If the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Voting Preference Shares and Serial Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Voting Preference Shares and Serial Preferred Shares in proportion to the full preferential amount to which each such share is entitled.

                           (2) After payment to the holders of Voting Preference
                  Shares of the full preferential amounts as aforesaid, the holders of Voting Preference Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) The merger or consolidation of the Corporation into or with any other corporation or entity, the merger of any other corporation or entity into the Corporation, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to he a dissolution, liquidation or winding up for the purposes of this Section.

         SECTION 5.  VOTING.

                  (a) The holders of Voting Preference Shares shall be entitled at all times to one vote for each share and, except as otherwise provided in this Section or required by law, the holders of Voting Preference Shares and the holders of Common Shares shall vote together as a class on all matters presented, subject, however, to the special voting rights of the holders of Serial Preferred Shares as provided in
         Section 5 of Division A hereof.

                  (b) (1) If, and so often as, the Corporation shall be in default in the payment of the equivalent of the full dividends on any series of Voting Preference Shares at the time outstanding, whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of Voting Preference Shares of all series, voting together as one separate class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of Voting Preference Shares shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the Voting Preference Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on Voting Preference

                  Shares of all series then outstanding shall have been paid, whereupon the holders of Voting Preference Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights on another default of the type specified in this paragraph.

                           (2) In the event of default entitling the holders of
                  Voting Preference Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of Voting Preference Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 120 days after the date of receipt of the foregoing written request from the holders of Voting Preference Shares; provided further, however, that if that annual meeting is not so held within such 120 day period, a special meeting shall be called as soon as is practicable after the Corporation becomes aware that such annual meeting will not be so held. At any meeting at which the holders of Voting Preference Shares shall be entitled to elect directors, the holders of 50% of Voting Preference Shares of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Voting Preference Shares are entitled to elect as herein provided. Notwithstanding any provision of these Second Amended and Restated Articles of Incorporation or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by the holders of Voting Preference Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number or classifications of directors of the Corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by the holders of Voting Preference Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

                           (3) The terms of office of all directors then in
                  office elected by holders of Voting Preference Shares as provided in this Subsection shall terminate immediately upon the expiration of the term of office during which occurs any divesting of the special class voting rights of these holders. If the office of any director elected by such holders becomes vacant by reason of death, resignation, removal from office or otherwise, the holders of a majority of Voting Preference Shares of all series at the time outstanding, present in person or by proxy at a special meeting of shareholders called and held in accordance with Subsection (2) above, shall elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                  (c) The affirmative vote of the holders of at least two-thirds of Voting Preference Shares at the time outstanding, voting together as one separate class, shall be necessary to effect any one or more of the following (but so far as the holders of Voting Preference Shares are concerned, such action may be effected with such vote or consent):

                           (1) The sale, lease or conveyance by the Corporation
                  of all or substantially all of its assets;

                           (2) The merger or consolidation of the Corporation
                  into or with any other corporation or the merger of any other corporation into it;

                           (3) The voluntary liquidation, dissolution or winding
                  up of the affairs of the Corporation:

                           (4) Any amendment, alteration or repeal, whether by
                  merger, consolidation or otherwise, of any of the provisions of the Second Amended and Restated Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely the preferences or voting or other rights of the holders of Voting Preference Shares; provided, however, that for the purpose of this paragraph only, neither the amendment of the Second Amended and Restated Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Voting Preference Shares or of any shares ranking on a parity with or junior to Voting Preference Shares nor the amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Voting Preference Shares; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Voting Preference Shares at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

                           (5) The authorization, creation or increase in the
                  authorized number of any shares, or of any security convertible into shares, in either case ranking prior to Voting Preference Shares; or

                           (6) The purchase or redemption (for sinking fund
                  purposes or otherwise) of less than all Voting Preference Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Voting Preference Shares, unless all dividends on all Voting Preference Shares then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

         SECTION 6.  DEFINITIONS. For the purposes of this Division:

                  (a) Whenever reference is made to shares "ranking prior to Voting Preference Shares," such reference shall mean all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over the rights of the holders of Voting Preference Shares;

                  (b) Whenever reference is made to shares "on a parity with Voting Preference Shares," such reference shall mean all Serial Preferred Shares and all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Voting Preference Shares; and

                  (c) Whenever reference is made to shares "ranking junior to Voting Preference Shares," such reference shall mean all shares of the Corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" Voting Preference Shares.

                                   DIVISION C

         The Common Shares shall have the following express terms:

                  The Common Shares shall be subject to the express terms of Voting Preference Shares and any series thereof and to the express terms of Serial Preferred Shares and any series thereof. Each Common Share shall be equal to each other Common Share and the holders thereof shall be entitled to one vote for each Common Share on all matters presented to the shareholders of the Corporation.

                  Each Common Share issued and outstanding immediately prior to the filing of these Second Amended and Restated Articles of Incorporation shall be changed into 62.6766 Common Shares with any fractional Common Share to which a holder would otherwise be entitled being rounded up to the next whole share.

                  FIFTH: No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of the Corporation of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of the Corporation of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation of any class, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine.

                  SIXTH: To the extent permitted by law, the Corporation, by action of its Board of Directors and without action by its shareholders, may purchase or otherwise acquire shares of any class issued by it at such times, for such consideration and upon such terms and conditions as its Board of Directors may determine.

                  SEVENTH: Except as otherwise provided in these Second Amended and Restated Articles of Incorporation or the Code of Regulations of the Corporation, notwithstanding any provision of Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and any amendments heretofore or hereafter made thereto, requiring for any purpose the vote, consent, waiver, or release of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, any action may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, or of such class or classes, unless the proportion designated by such statute cannot be altered by these Second Amended and Restated Articles of Incorporation.

                  EIGHTH: No shareholder may cumulate such shareholder's voting power in the election of directors.

                  NINTH: Section 1701.831 of the Ohio Revised Code shall not apply to control share acquisitions of the shares of the Corporation. Chapter 1704 of the Ohio Revised Code shall not apply to the Corporation.

                  TENTH: These Second Amended and Restated Articles of Incorporation shall supersede and take the place of the heretofore existing Amended and Restated Articles of Incorporation and all amendments thereto.